UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2018 (March 13, 2018)

J.JILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park
Quincy, MA 02169
(Address of Principal Executive Offices) (Zip Code)
(617) 376-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Linda Heasley as Chief Executive Officer
On March 15, 2018, J.Jill, Inc. (the “Company”) announced that it intends to appoint Linda Heasley, a current member of the Company’s Board of Directors (the “Board”), to serve as Chief Executive Officer of the Company. Ms. Heasley’s appointment as Chief Executive Officer is effective April 15, 2018 or such other date as may be mutually agreed in writing between the Company and Ms. Heasley (the “Start Date”).  On March 13, 2018, the Company entered into an employment agreement with Ms. Heasley, the material terms of which are set forth below.
Ms. Heasley’s employment agreement provides for the following compensation: (i) an annual base salary of $900,000; (ii) eligibility to receive an annual bonus with a target of 100% of Ms. Heasley’s base salary; (iii) up to $150,000 in aggregate moving and housing expenses for up to 12 months related to Ms. Heasley’s relocation from Atlanta, Georgia to Quincy, Massachusetts; and (iv) reimbursement of up to $20,000 in legal and consulting fees related to the negotiation of her employment agreement and related arrangements.  In addition, the Company also agreed to grant a sign-on equity award to Ms. Heasley on her start date with a grant date fair market value of $6,000,000.  70% of the award will be granted in the form of restricted stock units and 30% of the award will be granted in the form of stock options.  The sign-on equity award, whether in the form of restricted stock units or stock options, will vest in equal installments on each of the first four anniversaries of the date of grant.
The employment agreement provides that, if Ms. Heasley’s employment is terminated by the Company without “cause” or she resigns for “good reason” (as such terms are defined in the employment agreement) she shall be entitled to, in addition to payment of accrued benefits, (i) 12 months of base salary and health & welfare continuation and (ii) a pro-rated bonus for the year of termination based on actual performance (with any personal non-financial performance goals deemed achieved at 100%).  If such a qualifying termination of employment occurs at any time following a “Change in Control” of the Company (as such term is defined in the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan) as a result of which the Company or its successor does not have any stock trading on a nationally recognized securities exchange, Ms. Heasley shall be entitled to, in addition to accrued benefits, (i) an amount equal to the sum of 2 times her (x) annual base salary and (y) target annual bonus, payable over 12 months following such termination of employment and (ii) 24 months of health & welfare continuation.  Ms. Heasley’s award agreements will provide that if Ms. Heasley’s employment is terminated by the Company without “cause,” by her due to a resignation for “good reason” or as a result of her death or disability at any time following a “Change in Control,” any unvested portion of her sign-on equity award shall vest in full.  Ms. Heasley’s right to these severance benefits is conditioned upon her execution of a release and compliance with restrictive covenants, including a 12-month post-termination non-compete.
The foregoing is only a summary of the arrangements with Ms. Heasley and does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying agreements. Ms. Heasley’s employment agreement and related award agreements will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018.
Ms. Heasley, age 62, has served as a member of our Board since March 2017 and will continue to serve as a member of our Board.  Ms. Heasley previously served as the Chief Executive Officer of The Honey Baked Ham Company, LLC since February 2017. From February 2013 to September 2016, she was the President and Chief Executive Officer of Lane Bryant, Inc., a division of Ascena Retail Group, Inc., and from October 2016 to February 2017, she was the President and Chief Executive Officer of Plus Fashion Segment, also a division of Ascena Retail Group, Inc. Prior to that, Ms. Heasley served as the Chairman, President and Chief Executive Officer of Limited Stores LLC from August 2007 until February 2013. She has held senior leadership roles at CVS Health Corporation, Timberland LLC and Limited Brands, Inc. Ms. Heasley received her M.B.A. from the University of California, Los Angeles (UCLA) and her A.B. from Harvard University. She brings to the Company her expertise in women’s apparel businesses and her extensive experience in leadership positions in the retail industry.

Resignation of Paula Bennett as Director and Retirement as Chief Executive Officer and President
On March 15, 2018, the Company announced that Paula Bennett and the Company have agreed to a consensual retirement by Ms. Bennett from her current position as the Company’s President and Chief Executive Officer and resignation as a member of the Board. Ms. Bennett’s resignation from the Board is effective as of April 14, 2018 and, as of such date, Ms. Bennett shall also cease to serve as the Company’s President and Chief Executive Officer and any other director and officer position held with any the Company’s affiliates as of such date.  On March 13, 2018, the Company entered into a retirement agreement with Ms. Bennett, the material terms of which are set forth below.
The retirement agreement provides that Ms. Bennett’s retirement from the Company will be treated as a “Mandatory Retirement” under her employment agreement, which provides for, in addition to payment of accrued benefits, 18 months of base salary and health & welfare continuation and a right to a full year bonus for the year of termination based on actual performance (with personal non-financial performance goals deemed achieved at 100%).  Ms. Bennett’s right to these payments and benefits is conditioned upon her execution of a release and compliance with restrictive covenants, including an 18-month post-termination non-compete.  Consistent with the treatment of unvested equity awards upon a Mandatory Retirement, the retirement agreement provides for full acceleration of any of Ms. Bennett’s unvested equity awards.  The retirement agreement also provides that Ms. Bennett will make herself reasonably available as may be requested by Ms. Heasley or the Board from time to time through October 14, 2018, to cooperate with matters that pertain to her past employment with the Company and the transition of her duties to Ms. Heasley.  For such services the Company shall compensate Ms. Bennett at a per diem rate based on her current annual base salary.
The foregoing is only a summary of the arrangements with Ms. Bennett and does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying agreements.  Ms. Bennett’s retirement agreement will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018.  Ms. Bennett’s employment agreement and related equity award arrangements (or forms thereof) were previously filed as Exhibits 10.9 and 10.18 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017, filed on April 28, 2017, all of which are incorporated herein by reference.
Item 7.01	Regulation FD Disclosure.

On March 15, 2018, the Company issued a press release announcing Ms. Heasley’s appointment as Chief Executive Officer of the Company and Ms. Bennett’s retirement from the Company. A copy of the press release is furnished herewith as Exhibit 99.2.
The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01	Financial Statements and Exhibits
(d)         Exhibits
Exhibit No.	Description

99.1	Press Release, dated March 15, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: March 15, 2018
J.JILL, INC.

By:	/s/ David Biese
	Name:	David Biese
	Title:	Chief Financial Officer